Exhibit 99.1

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200

April 26, 2012

For Immediate Release:	Contact:	Robert M. Farr
Chief Executive Officer
Birmingham Bloomfield Bancshares, Inc.
248-283-6430

Birmingham Bloomfield Bancshares, Inc.

Announces Unaudited First Quarter Results

BIRMINGHAM, MI—Birmingham Bloomfield Bancshares, Inc. (OTC Bulletin Board: BBBI.OB) (“the Company”), the holding company for Bank of Birmingham, today announced first quarter net income for the period ended March 31, 2012. The favorable results are a product of improved margins, lower loan loss provision expense and an increase in non-interest income.

The Corporation reported net income of $336,000 or $0.19 per share of common stock for the first quarter of 2012, compared to net income of $414,000 or $0.23 per share for the first quarter of 2011. The overall performance was impacted by the recognition of income tax expense in 2012 not required in 2011. Excluding tax expense of $171,000 for the period, pre-tax net income after preferred dividends was $507,000, an increase of 22.5% from March 31, 2011.

Chief Executive Officer, Rob Farr, issued the results and commented, “On a pre-tax basis the performance represents our most profitable quarter. We have been successful in producing positive results as we continue to grow the institution, diversify our earnings and generate improvement in net interest margin. The pre-tax, pre-provision Return on Average Assets was 1.71% for the quarter and our book value reached $6.44. Overall we are pleased with the results and look forward to the remainder of 2012.”

Results of Operation

Total net interest income for the first quarter of 2012 increased 10.6% to $1.394 million compared to $1.260 million for the first quarter of 2011. The increase in net interest income was a result of earning assets growth and a reduction in funding costs. Net interest margin increased from 4.49% in the first quarter of 2011 to 4.80% during the current quarter. This was achieved by improving the asset mix of the balance sheet and lowering the aggregate cost of deposits.

The Company continues to be successful in generating significant revenue from non-interest income sources. Non-interest income totaled $484,000 for the first quarter of 2012, compared to $325,000 for the same period in 2011. The majority of the revenue was generated from SBA loan sales, mortgage banking activity and a gain of $150,000 on the sale of a foreclosed property. The Company participates in the SBA 7(a) program and recognized $122,000 in gain on sale and servicing income during the first quarter of 2012. Mortgage banking income represents the premium received on selling qualified residential loans in the secondary market. This generated $163,000 in revenue for the period ended March 31, 2012 compared to $12,000 in 2011. This was a function of increased loan volume due to the low interest rate environment.

Birmingham Bloomfield Bancshares, Inc. 33583 Woodward Avenue Birmingham, MI 48009 248-723-7200

Total non-interest expense for the first quarter of 2012 was $1.338 million, an increase of $255,000 compared to the same period of the prior year. This was a result of additional costs associated with increased volume from residential mortgage activity, adding new personnel to generate growth, expanding services, and dedicating resources to business development efforts to improve franchise awareness.

Balance Sheet

Total assets as of March 31, 2012 were $128.663 million, a 10.4% increase from the prior year. The balance sheet growth was a direct the result of an increase in loan and deposit balances. Total portfolio loans reached $106.628 million at the end of the first quarter, an increase of $8.423 million from the prior year. The growth was primarily concentrated in commercial real estate and mortgage related loans. The Company continues to focus on quality opportunities in our primary market as credit conditions have modestly improved. The asset quality of the Company remains solid; there were no non-performing asset outstanding and the allowance for loan loss was 1.50% of total portfolio loans. Total deposits as of March 31, 2012 were $111.774 million, an increase of 6.9% from 2011. The Bank also continues to be classified as well capitalized based on regulatory guidelines and the Tier 1 ratio was 10.13% for the quarter.

Birmingham Bloomfield Bancshares, Inc. is the holding company for Bank of Birmingham, a full-service community bank serving Oakland County. Bank of Birmingham is dedicated to providing financial services to small and medium sized businesses; their owners and employees; professionals; and individuals who work or reside in the Oakland County market area. Every Bank of Birmingham customer has a relationship manager who serves a single point of contact empowered to provide all the bank’s services. Birmingham Bloomfield Bancshares, Inc. marketmakers include Howe Barnes Hoefer and Arnett (acquired by Raymond James), Chicago; Monroe Securities, Chicago; and Hudson Securities, Inc., Jersey City, New Jersey.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include: changes in interest rates and interest-rate relationships; changes in the national and local economy; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; our ability to successfully integrate acquisitions into our existing operations, and the availability of new acquisitions, joint ventures and alliance opportunities; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and other factors included in the Company’s filings with the Securities and Exchange Commission, available free via EDGAR. The Company assumes no responsibility to update forward-looking statements.

(Unaudited Consolidated Financial Statements Follow)

2

Birmingham Bloomfield Bancshares, Inc.

Consolidated Balance Sheet (Unaudited)

	March 31, 2012	December 31, 2011	March 31, 2011
ASSETS
Cash and due from banks	$11,436,761	$4,693,585	$14,036,879
Federal funds sold	—	—	—

Total cash and cash equivalents	11,436,761	4,693,585	14,036,879
Securities available-for-sale	4,513,638	4,594,761	3,150,652
Securities held-to-maturity	—	—	—
Federal Home Loan Bank Stock	169,900	169,900	160,200

Total securities	4,683,538	4,764,661	3,310,852

Loans held for sale	199,479	2,484,829	—

Portfolio loans
Consumer loans	1,081,458	1,305,501	813,491
Mortgage loans	13,325,469	11,572,620	11,257,843
Commercial loans	92,221,207	93,419,805	86,133,771

Total loans	106,628,134	106,297,926	98,205,105
Less: Allowance for loan loss	1,594,350	1,574,350	1,487,099

Net loans	105,033,784	104,723,576	96,718,007

Premises and equipment, net	1,350,946	1,395,187	1,435,426
Accrued interest receivable and other assets	5,958,663	6,335,623	1,019,575

TOTAL ASSETS	$128,663,171	$124,397,461	$116,520,738

LIABILITIES
Deposits
Noninterest-bearing	$18,750,714	$19,662,283	$12,477,840
Interest-bearing	93,023,218	88,015,546	92,110,155

Total deposits	111,773,932	107,677,829	104,587,995

Short term borrowings	—	—	—
Accrued interest payable, taxes and other liabilities	592,595	755,090	529,559

Total liabilities	112,366,527	108,432,919	105,117,554
SHAREHOLDERS’ EQUITY
Senior preferred stock A			1,635,000
Discount on senior preferred stock A			(56,427)
Warrant preferred stock B			82,000
Premium on warrant preferred stock B			6,133
Senior preferred stock C			1,744,000
Senior preferred stock, series D	4,621,000	4,621,000	—
Common Stock, no par value	17,066,618	17,066,618	17,034,330
Authorized – 4,500,000 shares, Issued and outstanding – 1,812,662 1,812,662 and 1,800,000 shares respectively
Accumulated other comprehensive income	90,876	95,168	112,171
Additional paid in capital-share based payments	493,154	493,154	493,154
Accumulated deficit	(5,975,004)	(6,311,398)	(9,647,177)

Total shareholders’ equity	16,296,644	15,964,542	11,403,185

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$128,663,171	$124,397,461	$116,520,738

Book value per share	$6.44	$6.26	$4.44

Birmingham Bloomfield Bancshares, Inc.

Consolidated Statement of Income (Unaudited)

	For the three months ended
	March 31,
	2012	2011
Interest Income
Interest and fees on loans
Commercial loans	$1,427,677	$1,413,787
Installment loans	18,057	13,088
Mortgage loans	49,718	19,525
Home Equity loans	94,222	97,931
Late charges and fees	2,643	11,478

Total loan interest and fee income	1,592,317	1,555,809
Interest bearing deposits	3,414	4,618
Federal Funds Sold	—	13
Interest on investment securities
Taxable	24,688	27,911
Tax-exempt	1,008	—

Total investment income	25,696	27,911

Total interest income	1,621,427	1,588,351
Interest Expense
Interest on deposits	227,557	314,055
Interest on borrowed funds	64	14,509

Total interest expense	227,621	328,564

Net Interest Income	1,393,806	1,259,787
Provision for loan losses	20,000	39,000

Net Interest Income After Provision for Loan Losses	1,373,806	1,220,787
Non-interest Income
Service charge income	18,798	11,572
Mortgage banking activities	162,828	11,439
SBA loan sales	121,791	291,294
Other income	180,572	10,804

Total non-interest income	483,989	325,109

Non-interest Expense
Salaries and employee benefits	761,670	582,017
Occupancy expense	119,731	118,102
Equipment expense	49,152	35,400
Advertising	42,594	36,046
Data Processing	59,002	49,013
Professional fees	117,034	111,524
Loan origination expense	69,012	26,369
Regulatory Assessments	25,260	48,426
Other expense	95,040	76,519

Total non-interest expense	1,338,495	1,083,416
Net Income Before Income Taxes	519,300	462,480
Income tax expense	171,353	—

Net Income	347,947	462,480
Dividend and accretion on preferred stock	11,553	48,183

Net Income applicable to common shareholders	$336,394	$414,297

Income per share - basic	$0.19	$0.23

Birmingham Bloomfield Bancshares, Inc.

Financial Summary and Selected Ratios (Unaudited)

(Dollars in thousands except per share data)

	Year to Date
	March 31,		Change
	2012	2011	Amount	Percentage
INCOME STATEMENT
Interest Income	$1,621	$1,588	$33	2.1%
Interest Expense	228	329	(101)	-30.7%

Net Interest Income	1,394	1,260	134	10.6%
Provision for loan loss	20	39	(19)	-48.7%
Non-interest income	484	325	159	48.9%
Non-interest expense	1,338	1,083	255	23.5%

Net Income before Income Taxes	519	462	57	12.3%
Income tax expense	171	—	171	0.0%

Net Income	348	462	(115)	-24.8%
Dividend and accretion on preferred stock	12	48	(37)	-76.0%

Net Income - common shareholders	$336	$414	$(78)	-18.8%

Income per share - basic & diluted	$0.19	$0.23	$(0.04)	-19.0%

BALANCE SHEET DATA
Total assets	128,663	116,521	12,142	10.4%
Average Assets	126,499	115,435	11,064	9.6%
Total loans	106,628	98,205	8,423	8.6%
Allowance for loan loss (ALLL)	1,594	1,487	107	7.2%
Total deposits	111,774	104,588	7,186	6.9%
Other borrowings	—	—	—	0.0%
Shareholders’ equity	16,297	11,403	4,893	42.9%
Average Equity	16,206	11,167	5,039	45.1%

ASSET QUALITY
Other real estate owned (OREO)	—	—	—	0.0%
Net charge-offs	—	—	—	0.0%
Non-accrual loans	—	298	(298)	-100.0%
(2) Non-performing assets (NPA)	—	298	(298)	-100.0%
Non-accrual loans / total loans	0.00%	0.30%	-0.30%	-100.0%
Allowance for loan loss / total loans	1.50%	1.51%	-0.02%	-1.3%

PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.80%	4.49%	0.31%	6.9%
(1) Return on average assets (annualized)	1.11%	1.62%	-0.51%	-31.7%
(3) Return on average assets (annualized)	1.71%	1.76%	-0.05%	-2.9%
(1) Return on average common equity (annualized)	12.08%	24.17%	-12.09%	-50.0%
(3) Return on average common equity (annualized)	18.72%	26.21%	-7.49%	-28.6%
Efficiency ratio	71.28%	68.36%	2.92%	4.3%
Tier 1 Leverage Ratio (Bank only)	10.13%	8.33%	1.80%	21.61%
Equity / Assets	12.67%	9.79%	2.88%	29.4%
Total loans / Total deposits	95.4%	93.9%	1.50%	1.6%
Book value per share	$6.44	$4.44	$2.00	45.1%
Income (loss) per share - basic & diluted	$0.19	$0.23	$(0.04)	-19.0%
Shares outstanding	1,812,662	1,800,000	12,662	0.7%
Average shares outstanding	1,812,662	1,800,000	12,662	0.7%

(1)	Amount is computed on net income before preferred dividends.
(2)	Non-performing assets includes non-accrual loans and other real estate owned.
(3)	Amount is computed on pre-tax, pre-provision earnings before preferred dividends

Birmingham Bloomfield Bancshares, Inc.

Financial Summary and Selected Ratios (Unaudited)

(Dollars in thousands except per share data)

	Quarter Ended
	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011
INCOME STATEMENT
Interest Income	$1,621	$1,630	$1,582	$1,565	$1,588
Interest Expense	228	280	301	314	329

Net Interest Income	1,394	1,350	1,281	1,251	1,260
Provision for loan loss	20	75	105	15	39
Non-interest income	484	309	319	280	325
Non-interest expense	1,338	1,484	1,317	1,207	1,083

Net Income before Income Taxes	519	100	177	310	462
Income tax expense (benefit)	171	(2,885)	—	—	—

Net Income	348	2,985	177	310	462
Dividend and accretion on preferred stock	12	20	68	48	48

Net Income applicable to common shareholders	$336	$2,965	$109	$261	$414

Income per share - basic & diluted	$0.19	$1.64	$0.06	$0.15	$0.23

BALANCE SHEET DATA
Total assets	128,663	124,397	124,743	118,604	116,521
Average Assets	126,499	123,317	121,526	117,002	115,435
Total loans	106,628	106,298	102,580	100,079	98,205
Allowance for loan loss (ALLL)	1,594	1,574	1,499	1,502	1,487
Total deposits	111,774	107,678	111,171	106,305	104,588
Other borrowings	—	—	—	—	—
Shareholders’ equity	16,297	15,965	13,056	11,696	11,403
Average Equity	16,206	13,584	12,520	11,481	11,167

ASSET QUALITY
Other real estate owned (OREO)	—	298	298	298	—
Net charge-offs	—	—	108	—	—
Non-accrual loans	—	—	—	—	298
(2) Non-performing assets (NPA)	—	298	298	298	298
Non-accrual loans / total loans	0.00%	0.00%	0.00%	0.00%	0.30%
Allowance for loan loss / total loans	1.50%	1.48%	1.46%	1.50%	1.51%

PERFORMANCE MEASUREMENTS
Net interest margin (tax equivalent)	4.80%	4.61%	4.44%	4.51%	4.49%
(1) Return on average assets (annualized)	1.11%	9.60%	0.58%	1.06%	1.62%
(3) Return on average assets (annualized)	1.71%	0.56%	0.92%	1.11%	1.76%
(1) Return on average common equity (annualized)	12.08%	132.13%	8.50%	15.39%	24.17%
(3) Return on average common equity (annualized)	18.72%	7.77%	13.54%	16.13%	26.21%
Efficiency ratio	71.28%	89.43%	82.37%	78.80%	68.36%
Tier 1 Leverage Ratio (Bank only)	10.13%	9.94%	9.22%	8.54%	8.33%
Equity / Assets	12.67%	12.83%	10.47%	9.86%	9.79%
Total loans / Total deposits	95.4%	98.7%	92.3%	94.1%	93.9%
Book value per share	$6.44	$6.26	$4.65	$4.60	$4.44
Income (loss) per share - basic & diluted	$0.19	$1.64	$0.06	$0.15	$0.23
Shares outstanding	1,812,662	1,812,662	1,812,662	1,800,000	1,800,000
Average shares outstanding	1,812,662	1,812,662	1,801,652	1,800,000	1,800,000

(1)	Amount is computed on net income before preferred dividends.
(2)	Non-performing assets includes non-accrual loans and other real estate owned.
(3)	Amount is computed on pre-tax, pre-provision earnings before preferred dividends